EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICERPURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the period ended December 31, 2008 (the “Form 10-K”) of Botetourt Bankshares, Inc. (the “Company”), we, H. Watts Steger, III, Chief Executive Officer and Michelle A. Alexander, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-K.

By:	/s/ H. WATTS STEGER, III	Date: March 26, 2009
H. Watts Steger, III
Chief Executive Officer

By:	/s/ MICHELLE A. ALEXANDER
Michelle A. Alexander
Chief Financial Officer